UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 5, 2016
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2016, Kratos Defense & Security Solutions, Inc. (the “Company”) entered into a new employment agreement effective January 1, 2017 (the “Employment Agreement”) with Phil Carrai to continue to serve as President of the Company’s Technology & Training Solutions Division through December 31, 2019. The Employment Agreement provides the following principal terms: (i) a base salary of $450,000; (ii) an opportunity to earn annual incentive compensation in an amount determined at the Company’s discretion; (iii) an opportunity to earn equity incentive grants at the discretion of the Company’s President and Compensation Committee of the Board of Directors; (iv) an opportunity to participate in the Company’s employee benefit plans that are generally made available to the Company’s employees, including but not limited to insurance programs; (v) payment of severance in the event of a termination of employment under certain circumstances and subject to Mr. Carrai’s execution of a customary release of claims agreement; and (v) confidentiality, non-interference, and non-disparagement provisions, which apply during the employee’s employment and for a certain restricted period after termination of employment.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibit.

10.1    Employment Agreement, effective January 1, 2017, by and between Kratos Defense & Security Solutions, Inc. and Phil Carrai.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: December 8, 2016	By:	/s/ Marie Mendoza
Marie Mendoza
Vice President, General Counsel & Secretary